PHILPOTT, BALL & COMPANY

                               INVESTMENT BANKERS

212 South Tryon Street, Suite 1050                     Telephone: (704) 358-8094
Charlotte, North Carolina 28281                        Facsimile: (704) 358-0021


                                December 6, 1996

                             Personal & Confidential
                             -----------------------


Mr. R. Duke Ferrell, Jr.
President & Chief Executive Officer
Pluma, Inc.
801 W. Fieldcrest Road
Eden, NC  27288

Dear Duke:

Philpott, Ball & Company ("PB&C") has enjoyed working with Pluma, Inc. ("Pluma" or the "Company") during the last five years. This letter is a proposal for PB&C to continue to act as a financial advisor for Pluma during 1997.

The following is a list of the services that we would propose to perform next year for Pluma:

ADVICE AND ASSISTANCE ON INITIAL PUBLIC OFFERING

PB&C will advise and assist you in conducting Pluma's initial public offering. We will assist your management team in dealing with all phases of the offering process including:

         1. Preparing "road show" presentations and assisting with scheduling,

         2. Coordinating efforts with managing underwriters and negotiating with them when necessary,

         3. Dealing with directors and selling shareholders, particularly on issues related to "who get to sell" and "how much to sell",

         4. Size and pricing negotiations,

         5. "Coaching" management on dealing with both institutional and retail investors as well as the press and other parties who may take an interest in the offering,

         6. Advice on issues related to terminating the Shareholder's Agreement, and

         7. Assisting management with the "logistics" of scheduling meetings of the underwriting group and other key meetings.



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PLUMA ENGAGEMENT FOR 1997
DECEMBER 6, 1996
PAGE 2


STRATEGIC PLANNING TO EXPAND AND IMPROVE PLUMA'S POSITION IN THE MARKETPLACE

PB&C proposes to conduct systematic research into potential future targets for acquisition by Pluma. We would identidy companies, subsidiaries, divisions and facilities which might prove to be attractive additions to Pluma's existing business or give Pluma entries into new markets. We would perform these services in conjunction with the Strategic Planning Committee and would assist Pluma in making acquisitions when they arise.

EXECUTIVE COMPENSATION AND BENEFITS

PB&C will assist Pluma's Compensation Committee by providing the Company with advice and industry data relating to base salaries, bonuses and benefits for textile and apparel executives. We will also work with you and the Compensation Committee on the mirror plan and on additional retirement benefits for Pluma's executives and directors.

EMPLOYEE BENEFITS AND STOCK OWNERSHIP

We will continue to assist you in improving the employee benefits in Pluma including ownership for employees.

VALUATIONS

If necessary, we will value the common stock of Pluma in 1997 to prepare for shareholder exchanges if the IPO is delayed, or if valuations are needed for other reasons.

EXCHANGES OF SHARES BETWEEN SHAREHOLDERS

If the IPO is delayed, PB&C will assist Pluma in conducting shareholder exchanges including advising the board, assisting management and counsel in drafting disclosure documents, polling shareholders and using our exchange model to facilitate rapid calculation of the exchange results.

ACQUISITION INQUIRIES

We will investigate acquisition inquiries for the Company in 1996.

FINANCIAL FORECASTING MODELS

We will assist you in building a new monthly projection model.

ASSISTANCE IN RAISING CAPITAL IF IPO IS DELAYED

We will advise and assist you in raising additional debt and private equity in 1997, if necessary.


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PLUMA ENGAGEMENT FOR 1997
DECEMBER 6, 1996
PAGE 3


GENERAL ADVICE AND COUNSULTING FOR EXECUTIVES, THE BOARD, AND SHAREHOLDERS

We will continue to provide you with general advice related to financial, personnel and other matters which will have an impact on shareholder value.

PROPOSED FEES TO BE PAID BY PLUMA TO PB&C IN 1997

We will perform all of the advisory services listed above for retainer fees of $10,000 per month. In addition, Pluma will pay PB&C "success" fees associated with long-term capital (equity or debt) raised by Pluma in 1997. The amount of such "success" fees will be negotiated once Pluma and PB&C have decided upon the type and amount of capital to be raised.

In addition to these fees, we would ask that you pay our out-of-pocket expenses incurred due to the engagement. These are normally related to travel and communications (mailings, faxes, etc.) and they should be no greater than those you incurred in 1996. All retainer fees and reimbursable expenses will be due and payable as of the last day of each month following the date of this agreement. Fees for capital financing will be due at the closing of such transactions.

In order to conduct this assignment in an expedient manner, we would ask that you agree that Pluma will freely and promptly provide information regarding the Company to PB&C. You and Pluma understand that PB&C will use and rely on information furnished by or on behalf of the Company without investigation, in providing service or advice.

During the period of this engagement, the Company agrees that PB&C will be acting as its exclusive advisors with respect to a sale of all or any part of the Company. If you or any other employee of Pluma are contacted by a party who expresses interest in acquiring or investing in Pluma or any assets controlled by Pluma, the Company agrees to immediatley notify PB&C of such contact. Pluma further agrees to utilize PB&C in any discussion or negotiations with such contacts. If such a contact attempts to purcahse all or any part of Pluma, Pluma agrees that it will retain PB&C to advise it in negotiations with the contact, and PB&C's compensation for such advise will be covered under a separate agreement negotiated in good faith with Pluma.

Since we will be acting on your behalf in connection with this matter, it is agreed that the Company will indemnify and hold PB&C (including any of PB&C's officers, directors, employees, or controlling or affiliated persons) harmless from and against any losses, damages, liabilities and claims arising out of PB&C's role in this work. In addition, the Company will reimburse PB&C for legal or other expnese reasonably incurred in connection with the defense of such losses, damages, liabilities or claims. The previously described indemnification shall not apply to the extent such losses, damages, liabilities, or claims or determined to constitute the negligence or intentional wrongdoing by PB&C. This indemnification will survive the payment of any fees to PB&C and the termination of this agreement.

PLUMA ENGAGEMENT FOR 1997
DECEMBER 6, 1996
PAGE 4


Duke, if these terms are satisfactory to you, please indicate your acceptance of them by signing below and returning an executed copy to us.

Sincerely,

PHILPOTT, BALL & COMPANY



By:  /s/ J. Robert Philpott, Jr.
     ----------------------------
       J. Robert Philpott, Jr.
       President


Agreed and accepted this ________ day of _____________________, 1996


         PLUMA, INC.

By:  /s/ R. Duke Ferrell, Jr.
     ----------------------------------------
        R. Duke Ferrell, Jr.
        President and Chief Executive Officer

A report on Form 8-K was filed on December 22, 1997, regarding the acquisition by the Company of certain assets from Stardust Corporation and John Beale and Linda Beale.

On December 22, 1997, Pluma acquired for cash from Stardust Corporation, a Wisconsin Corporation having its corporate headquarters in Verona, Wisconsin (the "Seller"), substantially all the assets and properties of the Seller, real and personal, tangible and intangible, of every kind and description, wherever located, used by the Seller in connection with the operation of its national wholesale distributorship for undecorated sportswear.

In addition, on December 22, 1997, the Company acquired certain real estate located in Dane County, Wisconsin leased by the Seller and used exclusively in connection with the Business. The lessors/owners of the acquired real estate were John Beale and Linda Beale, who also are the sole shareholders of the Seller. The acquired real estate includes certain real property and all buildings, other improvements, fixtures and appurtenances thereon.

The following financial statements were filed with the Form 8-K:

(i)      Financial Statements of the business acquired

         (A)      Financial Statements of Stardust Corporation

                  (1)     Balance Sheets dated December 31, 1996 and 1995
                  (2) Statements of Operations and Retained Earnings dated December 31, 1996 and 1995
                  (3)     Statements of Cash Flows dated December 31, 1996 and
                          1995
                  (4) Notes to Financial Statements dated December 31, 1996 and 1995

         (B)      Report of Independent Certified Public Accountants

(ii)     Proforma Financial Information

         (A)      Unaudited ProForma Combined Financial Statements

                  (1) Pro Forma Combined Balance Sheet Unaudited as of September 10, 1997
                  (2) Pro Forma Combined Statement of Operations Unaudited as of December 31, 1996
                  (3) Pro Forma Combined Statement of Operations (unaudited) as of



                                       8
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                          September 31, 1997
                  (4)     Notes to ProForma Combines Financial Statements
                          (unaudited)



                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunder duly authorized.

                                   PLUMA, INC.
                                   By:      _____________________
                                            R. Duke Ferrell, Jr.,
                                            Chief Executive Officer

         Pursuant to the requirements of the Securities Exchange Act of 1934, this report is signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.


-------------------------------------             ---------------------
R. Duke Ferrell, Jr., Chief Executive              Date
Officer, President and Director

-------------------------------------             ---------------------
Forrest H. Truitt, II Executive                    Date
Vice President, Treasurer and
Chief Financial Officer

-------------------------------------             ---------------------
G. Walker Box, Chairman                            Date

-------------------------------------             ---------------------
Kemp D. Box, Executive Vice President              Date
and Director

-------------------------------------             ---------------------
C. Monroe Light, Director                          Date

-------------------------------------             ---------------------
William K. Mileski, Director                       Date

-------------------------------------             ---------------------
R. Stephens Pannill, Director                      Date

-------------------------------------             ----------------------
J. Robert Philpott, Jr., Director                  Date


--------------------------------------            ---------------------
George G. Wade, Secretary and Director             Date

-------------------------------------             ---------------------
Barry A. Bowles, Director                          Date
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